EXECUTION VERSION

GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this “Guaranty”) is made effective as of the 16th day of March, 2008, by JPMORGAN CHASE & CO. (the “Guarantor”), a Delaware corporation headquartered in New York, New York.

     WHEREAS, the Guarantor is a party to an Agreement and Plan of Merger with an affiliate of Guarantor and The Bear Stearns Companies Inc. (“BSC”), dated March 16, 2008 (the “Acquisition Agreement”);

     WHEREAS, as a condition precedent to entering into the Acquisition Agreement, BSC has requested that the Guarantor enter into this Guaranty;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

     1. The Guarantor hereby unconditionally guaranties the due and punctual payment of all Covered Liabilities of the Covered BSC Entities on the terms set forth herein.

2. As used in this Guaranty:

     (a) The term “Covered BSC Entities” means BSC and the affiliates of BSC listed on Schedule 1 hereto. For the avoidance of doubt, Covered BSC Entities does not include (x) any successor, assign or transferee of BSC or the entities listed on Schedule 1 or (y) any subsidiary, affiliate, fund, special purpose entity, variable interest entity, investment vehicle or other entity owned (directly or indirectly), affiliated with or organized, promoted, sponsored, managed or otherwise administered in any manner by BSC or any BSC affiliate listed on Schedule 1 or in which BSC or any such BSC affiliate has or has had a legal or beneficial interest or to which BSC or any such affiliate has or has had economic exposure, in each case unless such entity is listed on Schedule 1.

     (b) The term “Covered Liabilities” means (1) all liabilities and obligations of the Covered BSC Entities as borrower under revolving credit or term loan facilities, whether secured or unsecured, and (2) all liabilities and obligations (whether absolute or contingent) of the Covered BSC Entities that are in existence as of the date hereof or that arise during the Guaranty Period, to the extent (and only to the extent) that such liabilities or obligations arise under the terms of: securities contracts (including but not limited to contracts for the purchase, sale, loan or borrowing of a security or loan or a group or index of securities or loans, or options with respect thereto or interests therein), commodity contracts (including but not limited to contracts for storage, capacity, transmission, freight, transportation and other ancillary services and products), forward contracts, tolling agreements, energy management agreements, repurchase or reverse repurchase agreements, swap agreements, options or other derivatives, settlement or clearing contracts, margin loan agreements or other contracts or transactions similar to any of the foregoing (all of the foregoing collectively, whether exchange-traded or over-the-counter, whether physically settled or financially settled, “Trading Contracts”); provided, however, that Covered Liabilities shall not include (i) any liability or obligation of any kind or nature arising after the expiration of the Guaranty Period, or (ii) any liability or obligation of any kind or nature with respect to the Trading Contracts other than the obligation to pay or perform, as applicable, the express terms thereof, it being understood that liabilities in respect of compliance or noncompliance with law or regulation, any actual or asserted breach of duty and any claim relating in any way to asset allocation or investment advice shall all be deemed not to have arisen under the express terms of the applicable Trading Contract.

     (c) The term “Guaranty Period” means the period commencing on the date hereof and ending on the End Date.

     (d) The term “End Date” means the first to occur of (1) the date of termination of the Acquisition Agreement in accordance with its terms, and (2) the Closing Date, as defined in the Acquisition Agreement.

     3. Notwithstanding any other provision hereof, this Guaranty and the obligations of the Guarantor hereunder shall terminate and be of no further force or effect (and Guarantor shall have no further liability hereunder) on and as of the first to occur of (1) the Closing Date and (2) the termination of the Acquisition Agreement pursuant to Section 8.1(e)(i) thereof. For the avoidance of doubt, the termination of the Acquisition Agreement, other than pursuant to Section 8.1(e)(i), shall not affect or impair the effectiveness of the guaranty provided herein with respect to the Covered Liabilities of the Covered BSC Entities or the obligations of the Guarantor hereunder with respect thereto.

     4. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the enforceability of the Covered Liabilities against the applicable Covered BSC Entity, (ii) the absence of any action to enforce the Covered Liabilities against the applicable Covered BSC Entity, (iii) any amendment, waiver or consent by the applicable Covered BSC Entity or the holder of a Covered Liability with respect to any provision thereof, or (iv) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives promptness, diligence, presentment, demand of payment, filing of claims with any court, any right to require a proceeding first against applicable Covered BSC Entity, protest or notice with respect to the applicable Covered Liability and all demands whatsoever, and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the applicable Covered Liability and in this Guaranty in accordance with the terms thereof and hereof, respectively.

     5. The Guarantor shall be subrogated to all rights against the applicable Covered BSC Entity in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of, such right of subrogation until the applicable Covered Liabilities shall have been paid in full.

     6. This Guaranty is a guaranty of payment when due and not of collection. This Guaranty shall continue to be effective, or be reinstated, as the case may be, in respect of any Covered Liabilities if at any time payment, or any part thereof, of said Liabilities is rescinded or must otherwise be restored or returned by the applicable Covered BSC Entity or any trustee for the applicable Covered BSC Entity, all as though such payments had not been made.

     7. The obligations of Guarantor hereunder shall not affect, impair or limit any right of any Covered BSC Entity or any director, officer or employee thereof under any insurance program, policy or contract, or release, limit the liability of, or otherwise inure to the benefit of any insurer thereunder.

     8. All notices and other communications provided for hereunder shall be in writing and telecopied to the Guarantor at:

JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017
212-270-0819 (fax)
Attention: Peter W. Smith

with a copy to:

JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017
212-270-3261 (fax)
Attention: General Counsel

     9. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF JPMorgan Chase & Co. has caused the execution hereof in its corporate name by its duly authorized officers.

JPMORGAN CHASE & CO.

By: /s/ James Dimon
James Dimon
                 Chief Executive Director

Schedule 1 to Guaranty Agreement

Jurisdiction of
Subsidiary	Incorporation / Organization

The Bear Stearns Companies Inc.	Delaware

Bear, Stearns & Co. Inc.	Delaware

Bear, Stearns Securities Corp.	Delaware

Bear, Stearns International Limited	United Kingdom

Bear Stearns Bank plc	Ireland

Bear Stearns Global Lending Limited	Cayman Islands

Custodial Trust Company	New Jersey

Bear Stearns Financial Products Inc.	Delaware

Bear Stearns Capital Markets Inc.	Delaware

Bear Stearns Credit Products Inc.	Delaware

Bear Stearns Forex Inc.	Delaware

EMC Mortgage Corporation	Delaware

Bear Stearns Commercial Mortgage, Inc.	New York

Bear Energy LP	Delaware

Bear Stearns Investment Products Inc.	New York

Bear Wagner

Bear Stearns Japan Ltd.

Bearn Stearns Singapore Pte.

Bear Stearns Asia Limited

Delta Power Corp.

Bear Stearns Asset Management Inc.

Bear Stearns Asset Management Ltd.

Other trading and operating entities to be mutually agreed.